UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2022

Statera Biopharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2022, Statera Biopharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.005 per share (“Common Stock”), together with warrants to purchase an aggregate of 2,000,000 shares of Common Stock (the “Warrants”), at a combined price of $1.00 per Share and accompanying Warrant.

The Shares, Warrants and shares of Common Stock issuable upon exercise of the Warrants are being offered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2022, to the Company’s effective shelf registration statement on Form S-3 (File No. 333-238578) (the “Registration Statement”), which was filed with the Commission on May 21, 2020 and was declared effective on May 29, 2020. The closing of the Offering is expected to occur on or about February 9, 2022, subject to the satisfaction of certain customary closing conditions.

The Offering resulted in gross proceeds to the Company of approximately $2,000,000, before deducting the Placement Agent fees and related offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of Warrants issued in the Offering.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and estimated offering expenses (excluding proceeds to the Company, if any, from the future exercise of the Warrants) were approximately $1,670,000. The Company intends to use the net proceeds for working capital purposes.

The Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiaries’) Common Stock or common stock equivalents for a period of 30 days from the closing of the Offering, other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans and for strategic acquisitions (subject to certain customary requirements). Additionally, in connection with the Offering, each of the officers and directors of the Company entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 180-day period following the closing of the Offering.

Each Warrant sold in the Offering will be exercisable for one share of Common Stock at an initial exercise price of $1.00 per share (the “Initial Exercise Price”). The Warrants may be exercised commencing on the issuance date (the “Initial Exercise Date”) and terminating on the fifth anniversary of the Initial Exercise Date. The Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock issuable upon exercise of the Warrants. The exercise of the Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant held by the applicable holder, provided that the holders may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived.

If the Company fails for any reason to deliver shares of Common Stock upon the valid exercise of the Warrants, subject to its receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, the Company will be required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the third trading day after such liquidated damages begin to accrue) for each trading day that such shares are not delivered. The Warrants also include customary buy-in rights in the event the Company fails to deliver shares of Common Stock upon exercise thereof within the time periods set forth in the Warrant.

The Purchaser is an “accredited investor” as defined under the Securities Act of 1933, as amended. The Purchaser, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor, have access to the type of information normally provided in a prospectus for a registered securities offering.

EF Hutton, division of Benchmark Investments, LLC, agreed to act as placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Offering. In connection with the Offering, the Company entered into a Placement Agency Agreement, dated as of February 6, 2022, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will receive an aggregate cash fee of 9.0% of the aggregate gross proceeds of the Offering, a non-accountable expense reimbursement of 1.0% of the aggregate gross proceeds in the Offering, and $75,000 for the reimbursement of certain of the Placement Agent’s accountable expenses.

The foregoing description of the Purchase Agreement, the Placement Agency Agreement and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, Placement Agency Agreement and form of Common Stock Purchase Warrant, copies of which are attached as Exhibit 10.1, Exhibit 10.2, and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Anthony L.G., PLLC, relating to the validity of the issuance of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, is attached as Exhibit 5.1 hereto and is incorporated herein and into the Registration Statement and prospectus supplement filed in connection with the Offering by reference.

Item 7.01. Regulation FD Disclosure.

On February 6, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the foregoing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, the press release attached to this Current Report on Form 8-K as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the Commission on March 22, 2021 and in its other filings with the Commission, including, without limitation, its reports on Forms 8-K and 10-Q, and the prospectus supplement filed with the Commission on February 7, 2022, relating to the Offering, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

4.1	Form of Common Stock Purchase Warrant.
5.1	Opinion of Anthony L.G., PLLC.
10.1	Form of Securities Purchase Agreement, dated February 6, 2022, by and between Statera Biopharma, Inc. and the investor party thereto.
10.2	Placement Agency Agreement, dated February 6, 2021, by and between Statera Biopharma, Inc. and EF Hutton, a division of Benchmark Investments, LLC.
23.1	Consent of Anthony L.G., PLLC (included in Exhibit 5.1).
99.1	Press Release of Statera Biopharma, Inc., dated February 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATERA BIOPHARMA, INC.

February 7, 2022	By:	/s/ Cozette McAvoy
Name: Cozette McAvoy Chief Legal Officer